Exhibit 99.2

FOR IMMEDIATE RELEASE

VENTAS TO ACQUIRE ARDENT HEALTH SERVICES FOR $1.75 BILLION

Creates Growth Platform in Attractive U.S. Hospital Real Estate Market

Ventas to Retain Owned Real Estate and Separate Operations into Company Led by

Ardent Management Team

CHICAGO — April 6, 2015 — Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) announced today that it has signed a definitive agreement to acquire privately-owned Ardent Medical Services, Inc. (with its affiliates “Ardent Health Services”), a premier provider of health care services and one of the ten largest for-profit hospital companies in the U.S., for $1.75 billion in cash.  Ardent Health Services will be entitled to distribute up to $75 million in excess cash to its existing shareholders.  The transaction is expected to be immediately accretive to Ventas’s normalized funds from operations (“FFO”) per share by $0.08 to $0.10 in the first full year after close.

Ardent Health Services is owned by private equity funds managed by Welsh, Carson, Anderson & Stowe.  Based in Nashville, Tennessee, Ardent Health Services and its subsidiaries own and operate leading health systems in major markets in the U.S.  Ardent Health Services currently generates approximately $2 billion in annual revenues with over 50 percent of its revenue derived from commercial (private) payors.

Concurrent with the closing of the transaction, Ventas intends to separate Ardent Health Services’ hospital operations from its owned real estate and sell the hospital operations to one or more newly formed entities (collectively, “Ardent”) owned by current management of Ardent Health Services, other equity sources, and up to 9.9 percent owned by Ventas.  Ventas and Ardent will enter into pre-agreed long-term triple-net leases with an expected going in cash yield exceeding 7 percent and annual escalators estimated at 2.5 percent.  The EBITDARM to rent coverage ratio for the purchased facilities is expected to be approximately 2.9x in year one.

Ventas will own ten high-quality hospitals (and related real estate) operated by Ardent under the names BSA Health System in Amarillo, Texas, Hillcrest HealthCare System in Tulsa, Oklahoma and Lovelace Health System in Albuquerque, New Mexico.  These assets include acute care, heart, rehab and women’s health hospitals, comprising approximately 3.2 million square feet and 2,045 beds.

“This transaction builds upon our excellent track record of executing innovative and value-creating opportunities, and solidifies our leadership position in healthcare real estate,” said Ventas Chairman and Chief Executive Officer Debra A. Cafaro.  “The addition of Ardent’s platform, which includes high-quality assets with significant market share in three key markets, and a highly-regarded hospital management team, creates a strong avenue for growth in the attractive hospital real estate market.  The transaction also increases our diversification by property type and operator.  We look forward to partnering with Ardent’s seasoned management team as a best-in-class operator to grow its business.”

David T. Vandewater, President and Chief Executive Officer of Ardent, said, “We have built a leading U.S. hospital franchise, currently focused on three key markets with incredible growth potential.  The current management team and Ardent employees are excited about this agreement with Ventas and we look forward to expanding Ardent and capitalizing on the significant growth opportunities we see in the immense, highly fragmented U.S. hospital market.  With this strong capital and operating partnership, we can expand while continuing to serve patients and our communities.”

Transaction Benefits

•                  Accretive Transaction/Leverage Neutral.  This transaction is expected to be immediately accretive to Ventas’s normalized FFO per share by $0.08 to $0.10 (cash) in the first full year after close on a leverage neutral basis.  Ventas’s going in cash unlevered yield on the Company’s aggregate net investment is expected to exceed 7 percent.  Ventas will maintain its strong credit profile and balance sheet, and there is no expected change to the Company’s credit rating or outlook.

•                  Increases Ventas’s Presence in Attractive Industry.  The $1 trillion U.S. hospital market (by revenues) is benefiting from attractive dynamics, including an increase in U.S. hospital expenditures, increasing emergency room visits and admissions, a growing 65 and over population, and more than 10 million newly insured individuals.  With Ventas’s support, Ardent will be well positioned to drive future consolidation opportunities in a highly fragmented market.  The Medicare Payment Advisory Commission (MedPAC) has recommended a 3.25 percent increase in Medicare rates for acute-care services for fiscal year 2016.

•                  Provides Follow On Investment Opportunities.  Ventas expects to participate in Ardent’s future hospital acquisitions.  Ardent has a robust pipeline of attractive revenue-enhancing investment opportunities in its portfolio, in addition to a visible external growth pipeline.

•                  Adds High-Quality Hospital Portfolio with >50 Percent Commercial (Private) Payor Mix and Substantial Market Share.  Ardent is a top ten for-profit hospital operator in the U.S. with high-quality hospital systems with strong payor and provider relationships and substantial market share in three key markets.  Over 50 percent of Ardent’s revenue base is derived from private pay commercial payors.

•                  Ardent Will Continue to be Run by an Exceptional, Tenured Management Team.  Ardent’s best-in-class management team will continue to lead the company, and its strong employee base will remain in place.  Ardent will remain headquartered in Nashville with no expected changes to its current operations.

•                  Enhances Diversification.  The transaction enhances Ventas’s rental revenue diversification by property type and operator.  U.S. acute care hospitals will represent approximately 6 percent of Ventas’s pro forma net operating income (“NOI”).

•                  Extends Proven Track Record of Fueling Operator Growth.  Ventas has a successful track record of identifying and growing scalable operating platforms as evidenced by the dramatic growth of Lillibridge Healthcare Services and Atria Senior Living since investment by Ventas.  The Ardent acquisition adds a best-in-class operator and will expand Ventas’s industry leadership across healthcare segments.

Approvals, Timing and Funding

The transaction is subject to the satisfaction of certain specified closing conditions, including receipt of regulatory approvals, and is expected to close mid-year 2015.

Ventas expects to fund the transaction on a leverage neutral basis with proceeds from previously announced dispositions and loan repayments, bank debt and long-term debt and equity capital sources.

Advisors

UBS Investment Bank is serving as exclusive financial advisor to Ventas, and Kirkland & Ellis LLP and Waller Lansden Dortch & Davis, LLP are serving as legal advisors in connection with the transaction.  Barclays is serving as exclusive financial advisor to Welsh, Carson, Anderson & Stowe and Ropes & Gray LLP is serving as legal advisor.  Katten Muchin Rosenman LLP is serving as legal advisor to Ardent Health Services.

Conference Call Details

Separately today, Ventas announced that the Company’s Board of Directors unanimously approved a plan to spin off most of its post-acute/skilled nursing facility portfolio into an independent, publicly traded REIT.

Ventas will hold a conference call to discuss both transactions today at 8:30 a.m. Eastern Time.  The dial-in number for the conference call is (866) 953-6858 (or (617) 399-3482 for international callers). The participant passcode is “Ventas.”  The call will also be webcast live and can be accessed at the Company’s website at www.ventasreit.com.  A replay of the call will be available at the Company’s website, or by calling (888) 286-8010 (or (617) 801-6888 for international callers), passcode 65539086, beginning at approximately 12:30 p.m. Eastern Time and will remain for 29 days.

Additional information regarding the Ardent Health Services acquisition can be found on the Company’s website under the “Investor Relations” section.

About Ventas

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of more than 1,600 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing facilities, hospitals and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

About Ardent Health Services

Ardent Health Services invests in quality health care.  In people, technology, facilities and communities, Ardent makes considerable investments, producing high quality care and extraordinary results.  Based in Nashville, Tenn., Ardent’s subsidiaries own and operate acute care health systems in three markets — Amarillo, Texas; Tulsa, Okla. and Albuquerque, N.M. — that include 14 hospitals and three multi-specialty physician groups.  For more information, go to www.ardenthealth.com.

About Welsh, Carson, Anderson & Stowe

Welsh, Carson, Anderson & Stowe focuses its investment activity in two target industries, information/business services and healthcare.  Since its founding in 1979, the Firm has organized 16 limited partnerships with total capital of over $21 billion.  The Firm is currently investing an equity fund, Welsh, Carson, Anderson & Stowe XII, L.P., and has a current portfolio of approximately 25 companies. WCAS’s strategy is to partner with outstanding management teams and build value for the Firm’s investors through a combination of operational improvements, internal growth initiatives and strategic acquisitions. See www.welshcarson.com to learn more.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding the expected timing of the completion of the proposed transaction, the benefits of the proposed transaction, including future financial and operating results, statements regarding plans, objectives, expectations relating to the proposed transaction and other statements that are not historical facts. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will”  and other similar expressions are forward-looking statements.  These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Commission.  These factors include without limitation: (a) the inability to complete the acquisition of Ardent Health Services and the separation and sale of Ardent Health Services’ hospital operations on terms acceptable to Ventas or at all; (b) the failure to satisfy any conditions to completion of the transaction on terms acceptable to Ventas or at all; (c) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement or any other agreement relating to the transaction; (d) the risk that the expected benefits of the transaction, including financial results, may not be fully realized or may take longer to realize than expected; (e) risks related to disruption of management’s attention from ongoing business operations due to the proposed transaction; (f) the effect of the announcement of the proposed transaction on Ventas’s or Ardent Health Services’ relationships with their respective customers, tenants, lenders, operating results and businesses generally;(g) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (h) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (i) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (j) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (k) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and medical office buildings (“MOBs”) are located; (l) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (m) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (n) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (o) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and capital sources; (p) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (q) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (r) final determination of the Company’s taxable net income for the year ended December 31, 2014 and for the year ending December 31, 2015; (s) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant; (t) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (u) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (v) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (w) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (x) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (y) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (z) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (aa) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (ab) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (ac) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (ad) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; (ae) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers; and (af) changes in accounting principles, or their application or interpretation, and the Company’s ability to make estimates and the assumptions underlying the estimates, which could have an effect on the Company’s earnings. Many of these factors are beyond the control of the Company and its management.

Contact

Ventas, Inc.

Lori B. Wittman

(877) 4-VENTAS